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                                                                      EXHIBIT 11

                    DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
             FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30

                  (Dollars in thousands, except per share data)

                                                   THREE MONTHS ENDED              NINE MONTHS ENDED
                                                ------------------------      --------------------------
                                                   1996          1997            1996            1997
                                                ----------    ----------      ----------      ----------
Net income (loss)                               $      489    $   (1,238)     $      926      $     (726)

Less preferred stock dividends                        (398)         (423)         (1,176)         (1,249)
                                                ----------    ----------      ----------      ----------

Net income (loss) available for
   common shareholders                          $       91    $   (1,661)     $     (250)     $   (1,975)
                                                ----------    ----------      ----------      ----------
                                                ----------    ----------      ----------      ----------

Weighted average common shares outstanding       53,251.80     53,251.80       53,251.80       53,251.80
                                                ----------    ----------      ----------      ----------
                                                ----------    ----------      ----------      ----------

Income (loss) per common share                  $     1.71    $   (31.19)     $    (4.69)     $   (37.09)
                                                ----------    ----------      ----------      ----------
                                                ----------    ----------      ----------      ----------